CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***],

HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT

THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Exhibit 10.7

AMENDMENT NO. 1

LICENSE, CLINICAL SUPPLY AND PARTNERSHIP AGREEMENT

BY AND BETWEEN

GLYCOSYN, LLC AND INTRINSIC MEDICINE, INC. (FORMERLY KNOWN AS LUPA BIO, INC.)

This AMENDMENT NO. 1 to the LICENSE, CLINICAL SUPPLY AND PARTNERSHIP AGREEMENT (the “Amendment No. 1”), effective as of January 21, 2021 (the “Effective Date”), between GLYCOSYN, LLC (“Glycosyn”), located at 95 Sawyer Road, Suite 120, Waltham, MA 02453 and INTRINSICE MEDICINE, INC. (“Intrinsic”), located at [***], Glycosyn and Intrinsic are hereinafter referred to individually as a “Party” and jointly as “Parties.”

WHEREAS, and the Parties entered into the License, Clinical Supply and Partnership Agreement (the “Existing Agreement”) effective July 30, 2020.

WHEREAS, the Parties now wish to amend the Existing Agreement to modify certain terms in the Agreement.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Definitions. Capitalized terms used and not defined in this Amendment No. 1 have the respective meanings assigned to them in the Existing Agreement.

2. Amendments to the Existing Agreement. As of the Effective Date, the Existing Agreement is hereby amended or modified as follows:

(a) The preamble of the Existing Agreement is hereby amended by deleting the words “Lupa Bio, Inc. (“Lupa Bio”)” and substituting in lieu thereof the words “Intrinsic Medicine, Inc. (“Intrinsic”)”;

(b) The Existing Agreement is hereby further amended by deleting each occurrence of the words “Lupa Bio” and substituting in lieu thereof the word “Intrinsic”; and

(c) The definition of “Field” now appearing in Appendix 1 Definitions of the Existing Agreement is hereby deleted in its entirety and replaced with the following:

“Field” means Therapeutic Products for the therapeutic treatment of inflammatory and autoimmune disorders. For the avoidance of doubt, the Field encompasses Therapeutic Products for the therapeutic treatment of COVID-19, rheumatoid arthritis, juvenile idiopathic arthritis, inflammatory bowel disease, irritable bowel syndrome, atopic dermatitis (eczema), alopecia areata and pain.

3. Miscellaneous. Except as expressly and unambiguously stated herein, no other changes are made to the Existing Agreement. All other terms and conditions of the Existing Agreement shall remain in full force and effect. The Existing Agreement and Amendment No. 1 shall constitute the entire understanding of the parties with respect to the subject matter hereof and supersede any prior understanding, oral or written, between the parties with respect thereto. The Existing Agreement and Amendment No. 1 shall be governed in all respects by the laws of the State of Massachusetts without regard to its conflict of laws provisions.

The parties agree that this Amendment No. 1 may be executed electronically and in two (2) or more counterparts each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the parties has caused this Amendment No. Ito the Existing Agreement to be executed by a duly authorized representative.

GLYCOSYN, LLC	INTRINSIC MEDICINE, INC.

/s/ Alexander Martinez
/s/ Howard M. Newburg	Alexander Martinez (Feb 8, 2021 11:15 PST)
Howard M. Newburg	Alexander Martinez
Manager	CEO & Co-Founder